CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CTC Communications Corp.
1996 Stock Option Plan of our report dated May 15, 1996, with respect to the financial statements and schedule of CTC Communications Corp. included in the Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP

                                 ERNST & YOUNG LLP

Boston, Massachusetts
December 10, 1996